Exhibit 99.1

AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 7 to Schedule 13G (including additional amendments thereto) with respect to the shares of common stock, par value $0.001 per share, of PMC-Sierra, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Dated: October 22, 2015

Cadian Capital Management, LP

By: Cadian Capital Management GP, LLC, its General Partner

By:	/s/ Eric Bannasch
Eric Bannasch
Managing Member

Cadian Capital Management GP, LLC

By:	/s/ Eric Bannasch
Eric Bannasch
Managing Member

/s/ Eric Bannasch
Eric Bannasch